Exhibit 99.3

AMENDMENT NO. 1 TO

STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Stockholders’ Agreement, dated as of December 19, 2008 (the “Agreement”), is made and entered into as of January 29, 2009, by and among Inversiones Australes Tres Limitada, a limited liability company organized under the laws of Chile (“WM Sub”), each Person listed under the heading Stockholder Group I on the signature pages hereto, each Person listed under the heading Stockholder Group II on the signature pages hereto, and each Person listed under the heading Principal Minority Stakeholders on the signature pages hereto (each Person constituting Stockholder Group I, Stockholder Group II and the Principal Minority Stakeholders is referred to herein individually as a “Principal Stockholder,” and such Persons are referred to collectively as the “Principal Stockholders”).

W I T N E S S E T H:

WHEREAS, WM Sub and the Principal Stockholders have previously executed and delivered the Agreement;

WHEREAS, the Agreement is first effective as of the date of this Amendment set forth above, consistent with the terms of Section 1.4 thereof; and

WHEREAS, WM Sub and the Principal Stockholders wish to amend Exhibit C of the Agreement;

NOW, THEREFORE, in consideration of mutual covenants and agreements of the parties contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WM Sub and the Principal Stockholders agree as follows:

SECTION 1. Definitions. Capitalized terms used but not expressly defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

SECTION 2. Amendment of Exhibit C. Exhibit C of the Agreement is hereby deleted in its entirety and replaced with Exhibit C as attached hereto.

SECTION 3. Authority.

(a) WM Sub represents to the Principal Stockholders as follows: WM Sub has all requisite corporate power and authority to enter into this Amendment. The execution and delivery of this Amendment by WM Sub has been duly authorized by all necessary corporate action on the part of WM Sub. This Amendment has been duly executed and delivered by WM Sub. Assuming the due authorization, execution and delivery of this Amendment by each of the Principal Stockholders, this Amendment constitutes the legal, valid and binding obligation of WM Sub.

(b) Each Principal Stockholder represents and warrants to WM Sub as follows: Each Principal Stockholder has all requisite corporate power and authority to enter into this Amendment. The execution and delivery of this Amendment has been duly authorized by all necessary corporate action on the part of each Principal Stockholder. This Amendment has been duly executed and delivered by each Principal Stockholder. Assuming due authorization, execution and delivery thereof by WM Sub, this Amendment constitutes the legal, valid and binding obligation of each Principal Stockholder.

SECTION 4. Registration of Amendment. The Principal Stockholders shall cause the Corporation to register in the Stock Register and on the stock certificates, if any shares of the Corporation’s capital stock are certificated, the existence of this Amendment as an integral part of the Agreement.

SECTION 5. Ratification of Agreement. Except as otherwise provided herein, all of the terms, covenants and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. From and after the date of this Amendment, all references to the Agreement (whether in the Agreement or this Amendment) shall refer to the Agreement as amended by this Amendment. For the avoidance of doubt, the parties hereto acknowledge and agree that references in the Agreement to “the date hereof” or “the date of this Agreement” or similar formulations shall mean December 19, 2008.

SECTION 6. Governing Law. This Amendment shall be construed in accordance with, and be governed by, the Laws of the State of New York. The parties hereto acknowledge and agree that the Corporation is organized under the Laws of Chile and that the Corporation is therefore subject to certain Requirements of Law applicable to companies organized under the Laws of Chile.

SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8. Headings. The headings contained in this Amendment are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, WM Sub and the Principal Stockholders have caused this Amendment to be executed under seal by their respective officers thereunto duly authorized, all as of the date first written above.

STOCKHOLDER GROUP I

Schouten N.V. Agencia en Chile

By:	/s/ Nicolás Ibáñez Scott
	Name:	Nicolás Ibáñez Scott
	Title:	Attorney-in-Fact

Retail International S.A.

By:	/s/ Nicolás Ibáñez Scott
	Name:	Nicolás Ibáñez Scott
	Title:	Attorney-in-Fact

Retail International Tres S.A.

By:	/s/ Nicolás Ibáñez Scott
	Name:	Nicolás Ibáñez Scott
	Title:	Attorney-in-Fact

Retail International Cuatro S.A.

By:	/s/ Nicolás Ibáñez Scott
	Name:	Nicolás Ibáñez Scott
	Title:	Attorney-in-Fact

Servicios Profesionales y de Comercialización Dos Limitada

By:	/s/ Nicolás Ibáñez Scott
	Name:	Nicolás Ibáñez Scott
	Title:	Attorney-in-Fact

[Stockholders’ Agreement Amendment No. 1 Signature Page]

STOCKHOLDER GROUP II

Rentas FIS y CIA, Sociedad Colectiva Civil

By:	/s/ Felipe Ibáñez Scott
	Name:	Felipe Ibáñez Scott
	Title:	Attorney-in-Fact

Rentas HAY y CIA, Sociedad Colectiva Civil

By:	/s/ Felipe Ibáñez Scott
	Name:	Felipe Ibáñez Scott
	Title:	Attorney-in-Fact

Servicios Profesionales y de Comercialización Cuatro Limitada

By:	/s/ Felipe Ibáñez Scott
	Name:	Felipe Ibáñez Scott
	Title:	Attorney-in-Fact

[Stockholders’ Agreement Amendment No. 1 Signature Page]

THE PRINCIPAL MINORITY STAKEHOLDERS

By:	/s/ Nicolás Ibáñez Scott
Nicolás Ibáñez Scott

By:	/s/ Nicolás Ibáñez Scott
Felipe Ibáñez Scott

[Stockholders’ Agreement Amendment No. 1 Signature Page]

INVERSIONES AUSTRALES TRES LIMITADA

By:	/s/ Mitchell W. Slape
	Name:	Mitchell W. Slape
	Title:	Attorney-in-Fact

[Stockholders’ Agreement Amendment No. 1 Signature Page]

Exhibit C to

Stockholders’ Agreement

FIRST NOMINATIONS: BOARD AND CHAIRMAN AND VICE CHAIRMAN

Board

Stockholder Group I Nominees:	Nicolás Ibáñez Scott, Alberto Eguiguren Correa*

Stockholder Group II Nominees:	Felipe Ibáñez Scott, Jorge Gutierrez Pubill*

WM Nominees:	Craig Herkert, Jose Hernandez, Ezequiel Gomez Berard, Hector Nunez, Wyman Atwell

Chairman and Vice-Chairman

Initial Chairman:	Felipe Ibáñez Scott

Initial Vice-Chairman:	Craig Herkert

*	Subject to replacement contemplated by Section 4.1(a) as may be necessary for compliance with applicable Requirements of Law and/or New York Stock Exchange requirements.